UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 11, 2003

FiNet.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18108	94-3115180

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Blvd., Suite 210, Walnut Creek, CA	94597

(Address of principal executive offices)	(Zip Code)

(925) 465-1600

(Registrant's telephone number, including area code)

Item 5. Other Events.

                On March 11, 2003 FiNet.com, Inc. and its wholly owned subsidiary Monument Mortgage, Inc. (the “Company”) announced that the Company has substantially reduced it operations.  The Board of Directors of the Company (the “Board”) is evaluating new courses of action.  All necessary steps are being taken to preserve the assets of the Company.  Accordingly, the Company has reduced its operating personnel to a bare minimum.

Additionally, effective March 3, 2003, S. Lewis Meyer, Chairman of the Board and William D. Dallas have resigned as members of the Board of Directors and all related committee positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiNet.com, Inc
(Registrant)

Date: March 11, 2003	By:	/s/ L. Daniel Rawitch
L. Daniel Rawitch
President and Chief Executive Officer

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